July 15, 2025 2025 Second Quarter Earnings Presentation

1 Forward–looking statements Certain statements contained in this Presentation that are not historical in nature may be considered forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, without limitation, statements regarding the Company’s future plans, results, strategies, and expectations, including expectations around changing economic markets and statements regarding the merger of Southern States Bancshares, Inc. (“Southern States”) with the Company (the “Merger”) and expectations with regard to the benefits of the Merger. These statements can generally be identified by the use of the words and phrases “may,” “will,” “should,” “could,” “would,” “goal,” “plan,” “potential,” “estimate,” “project,” “believe,” “intend,” “anticipate,” “expect,” “target,” “aim,” “predict,” “continue,” “seek,” and other variations of such words and phrases and similar expressions. These forward-looking statements are not historical facts, and are based upon management’s current expectations, estimates, and projections, many of which, by their nature, are inherently uncertain and beyond the Company’s control. The inclusion of these forward-looking statements should not be regarded as a representation by the Company or any other person that such expectations, estimates, and projections will be achieved. Accordingly, the Company cautions shareholders and investors that any such forward-looking statements are not guarantees of future performance and are subject to risks, assumptions, and uncertainties that are difficult to predict. Actual results may prove to be materially different from the results expressed or implied by the forward-looking statements. A number of factors could cause actual results to differ materially from those contemplated by the forward-looking statements including, without limitation, (1) current and future economic conditions, including the effects of inflation, interest rate fluctuations, changes in the economy or global supply chain, supply-demand imbalances affecting local real estate prices, and high unemployment rates in the local or regional economies in which the Company operates and/or the US economy generally, (2) changes or the lack of changes in government interest rate policies and the associated impact on the Company’s business, net interest margin, and mortgage operations, (3) increased competition for deposits, (4) changes in the quality or composition of the Company’s loan or investment portfolios, including adverse developments in borrower industries or in the repayment ability of individual borrowers or issuers of investment securities, or the impact of interest rates on the value of our investment securities portfolio, (5) any deterioration in commercial real estate market fundamentals, (6) risks associated with the Merger, including (a) the risk that the cost savings and any revenue synergies from the Merger is less than or different from expectations, (b) disruption from the Merger with customer, supplier, or employee relationships,(c) the possibility that the costs, fees, expenses and charges related to the Merger may be greater than anticipated, including as a result of unexpected or unknown factors, events, or liabilities, (d) the risks related to the integration of the combined businesses, including the risk that the integration will be materially delayed or will be more costly or difficult than expected, (e) the diversion of management time on merger-related issues, (f) the ability of the Company to effectively manage the larger and more complex operations of the combined company following the Merger, (g) the risk of expansion into new geographic or product markets, (h) reputational risk and the reaction of the parties’ customers to the Merger, (i) the Company’s ability to successfully execute its various business strategies, including its ability to execute on potential acquisition opportunities, and (j) the risk of potential litigation or regulatory action related to the Merger, (7) the Company’s ability to identify potential candidates for, consummate, and achieve synergies from, other potential future acquisitions, (8) the Company’s ability to manage any unexpected outflows of uninsured deposits and avoid selling investment securities or other assets at an unfavorable time or at a loss, (9) the Company’s ability to successfully execute its various business strategies, (10) changes in state and federal legislation, regulations or policies applicable to banks and other financial service providers, including legislative developments, (11) the effectiveness of the Company’s controls and procedures to detect, prevent, mitigate and otherwise manage the risk of fraud or misconduct by internal or external parties, including attempted physical-security and cybersecurity attacks, denial-of-service attacks, hacking, phishing, social-engineering attacks, malware intrusion, data-corruption attempts, system breaches, identity theft, ransomware attacks, environmental conditions, and intentional acts of destruction, (12) the Company’s dependence on information technology systems of third party service providers and the risk of systems failures, interruptions, or breaches of security, (13) the impact, extent and timing of technological changes, (14) concentrations of credit or deposit exposure, (15) the impact of natural disasters, pandemics, acts of war or terrorism, or other catastrophic events, (16) events giving rise to international or regional political instability, including the broader impacts of such events on financial markets and/or global macroeconomic environments, and/or (17) general competitive, economic, political, and market conditions. Further information regarding the Company and factors which could affect the forward-looking statements contained herein can be found in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024, and in any of the Company’s subsequent filings with the SEC. Many of these factors are beyond the Company’s ability to control or predict. If one or more events related to these or other risks or uncertainties materialize, or if the underlying assumptions prove to be incorrect, actual results may differ materially from the forward-looking statements. Accordingly, shareholders and investors should not place undue reliance on any such forward-looking statements. Any forward-looking statement speaks only as of the date of this Presentation, and the Company undertakes no obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise, except as required by law. New risks and uncertainties may emerge from time to time, and it is not possible for the Company to predict their occurrence or how they will affect the Company. The Company qualifies all forward-looking statements by these cautionary statements.

2 Use of non-GAAP financial measures This Presentation contains certain financial measures that are not measures recognized under U.S. generally accepted accounting principles (“GAAP”) and therefore are considered non-GAAP financial measures. These non-GAAP financial measures may include, without limitation, adjusted net income, adjusted diluted earnings per common share, adjusted pre-tax pre-provision net revenue, consolidated and segment core revenue, consolidated and segment core noninterest expense and core noninterest income, consolidated and segment core efficiency ratio (tax-equivalent basis), adjusted return on average assets and equity, and adjusted pre-tax pre-provision return on average assets. Each of these non-GAAP metrics excludes certain income and expense items that the Company’s management considers to be non-core/adjusted in nature. The Company refers to these non-GAAP measures as adjusted (or core) measures. Also, the Company presents tangible assets, tangible common equity, tangible book value per common share, tangible common equity to tangible assets, on-balance sheet liquidity to tangible assets, return on average tangible common equity, and adjusted return on average tangible common equity. Each of these non-GAAP metrics excludes the impact of goodwill and other intangibles. Additionally, the Company presents adjusted risk-weighted assets, adjusted common equity tier 1 capital and adjusted total risk-based capital to show the impact if all available-for-sale securities were sold. Adjusted risk-weighted assets excludes the book value and net unrealized loss of the available-for-sale securities portfolio. Adjusted common equity tier 1 and adjusted total risk-based capital includes the portion of accumulated other comprehensive income related to available-for-sale securities that the Company has elected to remove from the capital calculations in accordance with the capital rules. The Company’s management uses these non-GAAP financial measures in their analysis of the Company’s performance, financial condition and the efficiency of its operations as management believes such measures facilitate period-to-period comparisons and provide meaningful indications of its operating performance as they eliminate both gains and charges that management views as non-recurring or not indicative of operating performance. Management believes that these non- GAAP financial measures provide a greater understanding of ongoing operations and enhance comparability of results with prior periods as well as demonstrate the effects of significant non-core gains and charges in the current and prior periods. The Company’s management also believes that investors find these non- GAAP financial measures useful as they assist investors in understanding the Company’s underlying operating performance and in the analysis of ongoing operating trends. In addition, because intangible assets such as goodwill and the other items excluded each vary extensively from company to company, the Company believes that the presentation of this information allows investors to more easily compare the Company’s results to the results of other companies. Also, since investors may assess the Company’s capital adequacy with the impact of the net unrealized losses on available-for-sale securities, the Company believes that it is useful to provide investors the ability to assess the Company’s capital adequacy as if all available-for-sale securities were sold. However, the non-GAAP financial measures discussed herein should not be considered in isolation or as a substitute for the most directly comparable or other financial measures calculated in accordance with GAAP. Moreover, the manner in which the Company calculates the non-GAAP financial measures discussed herein may differ from that of other companies reporting measures with similar names. Investors should understand how such other banking organizations calculate their financial measures with names similar to the non-GAAP financial measures the Company has discussed herein when comparing such non-GAAP financial measures. See the corresponding non-GAAP reconciliation tables below in this Presentation for additional discussion and reconciliation of these measures to the most directly comparable GAAP financial measures.

3 2Q 2025 Results 1 Non-GAAP financial measure; See “Use of non-GAAP Financial Measures” and Non-GAAP reconciliations herein. Reported Adjusted1 Diluted earnings per common share $0.06 $0.88 Pre-Tax Pre-Provision Net Revenue ($mm) $(4.4) $58.6 Net interest margin (tax-equivalent basis) 3.68% 3.68% Efficiency Ratio 105.7% 56.9% Return on average assets 0.09% 1.26% Return on average tangible common equity1 0.87% 12.4% Key highlights Earnings • Net income of $2.9 million and $40.8 million on an adjusted basis1 • Securities portfolio restructure loss of $60 million • 13 bps expansion of net interest margin (NIM) to 3.68% • Improved fee income and moderating core expenses • Income tax benefit of $12.7 million in the quarter Balance Sheet • Annualized loan held for investment (HFI) growth of 4.2% • Annualized total deposit growth of 7.2% • Lower average assets & liabilities driven by strategic reduction of high cost non-relationship funding Credit • ACL coverage ratio of 1.51% • Net charge-offs returned to historical levels at an annualized rate of 0.02% • NPA/Assets ratio up 8 basis points to 0.92% Capital • Capital position remains strong – • Tangible Common Equity to Tangible Assets1 10.4% • CET 1 Ratio 12.3% and Total Risk-Based Capital 14.7% (preliminary) • C&D and CRE concentration ratios within target ranges M&A • Closed merger with Southern States Bancshares, Inc. on July 1, 2025 • Conversion expected in 3Q25

FirstBank

2Q 2025 Earnings

$ in thousands, except per share data	Quarter ended 2Q25	1Q25	2Q24	$ Change from 1Q25	2Q24
Total Revenue	76,863	130,673	128,223	(53,810)	(51,360)
Provision for credit losses	5,337	2,292	2,224	3,045	3,113
Noninterest Expense	81,261	79,549	75,093	1,712	6,168
Pre-tax (loss) income	(9,735)	48,832	50,906	(58,567)	(60,641)
Income tax (benefit) expense	(12,652)	9,471	10,919	(22,123)	(23,571)
Noncontrolling Interest	8	0	8	8	0
Net income	**2,909**	**39,361**	**39,979**	**(36,452)**	**(37,070)**
Selected items impact[1]	37,912	747	(555)	37,155	37,347
Adjusted net income[2]	40,821	40,108	39,424	713	1,397
Diluted earnings per share	$ 0.06	$ 0.84	$ 0.85	$(0.78)	$(0.79)
Adjusted Diluted earnings per share[2]	$ 0.88	$ 0.85	$ 0.84	$ 0.03	$ 0.04

Selected Items Impact[1]	2Q25
Loss before income taxes	**(9,735)**
Less loss from securities, net	(60,549)
Less gain from sales or write-downs of premises and equipment, other real estate owned and other assets, net	236
Plus merger and integration costs	2,734
Income tax expense, adjusted for items above	3,778
Plus income tax benefit	(8,713)
Adjusted Net Income[2]	**40,821**
Net Income	2,909
Selected items impact[1]	37,912

- $60 million loss on the sale of ~$266 million in investment securities in 2Q25
- Credit costs up in the quarter driven by updated forecast assumptions and increased loan balances
- Expenses higher in 2Q25 primarily driven by non-core merger costs
- Income tax benefit driven by –
  - Tax impact related to the securities loss
  - $10.7 million tax item due to the expiration of the statute of limitations with respect to an amended prior year return ($8.7mm refund & $2.0mm in related interest)

[1] Non-GAAP financial measure; Represents the aggregate total of items that comprise the difference between Net Income and Adjusted Net Income. See "Use of non-GAAP Financial Measures" and Non-GAAP reconciliations herein. [2] Non-GAAP financial measure; See "Use of non-GAAP Financial Measures" and Non-GAAP reconciliations herein.

4

5 Driving shareholder value ¹ Non-GAAP financial measure; See “Use of non-GAAP Financial Measures” and Non-GAAP reconciliations herein. 2 2Q25 calculation is preliminary and subject to change. $2.64 $2.57 $2.48 $0.91 $2.92 $3.01 $3.40 $1.74 2022 2023 2024 YTD Earnings per share Adjusted earnings per share Earnings per Share $14 $14 $20 $22 $25 $27 $30 $28 $31 $34 $35 $12 $12 $15 $17 $19 $22 $25 $23 $26 $28 $30 3Q16 2016 2017 2018 2019 2020 2021 2022 2023 2024 2Q25 BVPS TBVPS 15.1% 15.1% 15.2% 15.2% 14.7% 2Q24 3Q24 4Q24 1Q25 2Q25 0.79% 0.96% 0.87% 0.79% 0.97% 2Q24 3Q24 4Q24 1Q25 2Q25 $52.4 $53.8 $59.8 $52.1 $58.6 2Q24 3Q24 4Q24 1Q25 2Q25 Book Value per Share Total RBC Ratio2 NPLs / Total Loans HFIAdjusted ROATCE1Adjusted PPNR1 (in millions) 1 1 $1,251 $1,313 $1,319 $1,354 $1,364 13.1% 12.7% 12.2% 12.3% 12.4% 2Q24 3Q24 4Q24 1Q25 2Q25 Tangible Common Equity Adj ROATCE11

FirstBank

Net Interest Margin

Highlights

- Net Interest Income (NII) impacted by –
  - Increased average loan balances ~$220 million
  - Reduced total deposit costs ~6 bps
  - One additional day in the quarter
- Lower average earning total assets during the quarter, benefiting NIM
- Impact from $266 million securities transaction to be seen in Q3 and beyond –
  - Modeled to provide ~6% yield pickup and payback period of less than a 4-years

Net Interest Income Rollforward ***($ in thousands)***	
1Q25 Net Interest Income	$ 108,427
Impact of loan rate changes	734
Impact of loan volume changes	4,077
Impact of deposit rate changes	1,380
Impact of deposit volume changes	1,082
Day count	1,196
Impact of change in cash & other	(4,660)
2Q25 Net Interest Income	**$ 112,236**

FTE NII / NIM Trend ($ in millions)



$103.3
$106.6
$109.0
$108.4
$112.2
3.57%
3.55%
3.50%
3.55%
3.68%
2Q24
3Q24
4Q24
1Q25
2Q25
Net Interest Income (NII)
Net Interest Margin (NIM)

6

Noninterest Income & Expense

Noninterest Income

($ millions)



$25.6
$23.8
$23.0
$23.6
$25.8
2Q24
1Q25
2Q25
$(34.6)
Noninterest Income
Core Noninterest Income[1]

Noninterest Expense

($ millions)



$75.1
$79.5
$81.3
58.6%
60.9%
105.7%
2Q24
1Q25
2Q25
Noninterest Expense
Efficiency Ratio

Core Noninterest Expense[1]

($ millions)



$74.1
$79.1
$78.5
58.3%
59.9%
56.9%
2Q24
1Q25
2Q25
Core Noninterest Expense[1]
Core Efficiency Ratio[1]

Highlights

Noninterest income:

- Securities loss of ~$60 million drove a negative noninterest income figure on a reported basis during the quarter
- Adjusted Noninterest income[1] was up $2.2 million led by –
  - ~$1 million increase in Swap Fees
  - ~$600 thousand increase in Mortgage Banking Income
  - ~$211 thousand in Investment Services
  - ~$201 thousand in ATM & Interchange

Noninterest expense:

- 2% increase on a reported basis, driven by higher merger and integration costs QoQ
- Adjusted Noninterest expense[1] was down $0.6 million as a result of lower share-based compensation expense, partially offset by an incremental QoQ increase in salaries

[1] Non-GAAP financial measure; See "Use of non-GAAP Financial Measures" and Non-GAAP reconciliations herein.

7

8 Loans HFI $9.31 $9.48 $9.60 $9.77 $9.87 6.70% 6.70% 6.51% 6.41% 6.44% 2Q 24 3Q 24 4Q 24 1Q 25 2Q25 Loans HFI / Total Yield ($ billions) Loans HFI Total Loan HFI Yield 1-4 family 17% 1-4 family HELOC 7% Multifamily 6% C&D 10% CRE 22% C&I 32% Other 6% Portfolio Mix $9.9 Billion 1 C&I includes owner-occupied CRE. 2 Excludes owner-occupied CRE. Note: Loan yield shown above includes a tax-equivalent adjustment using combined marginal tax rate of 26.06%. 1 2 • Loans held for investment (HFI) balances grew during the quarter by ~$103 million, or 4.2% on an annualized basis, driven by – • Residential mortgage loans & lines of credit were up $56 million in aggregate • Commercial real estate non-owner-occupied balances were up $45 million • Consumer & other was up $43 million • Multi-family mortgage loans were down $61 million due to several larger pay offs during the quarter

9 Residential Development 43% Commercial 29% Consumer 17% Multifamily 11% Construction 34% Land 7% Lots 2% Office 18% Retail 22% Hotel 15% Warehouse/Industrial 16% Land-Manufactured Housing 5% Self Storage 6% Healthcare Facility 3% Assisted Living Facility 7% Other 8% Diversified loan portfolio CRE2 exposure by type Note: Data as of June 30, 20251 C&I includes owner-occupied CRE. 2 Excludes owner-occupied CRE. C&D exposure by type C&I1 Exposure by Industry ($ millions) Industry C&I CRE-OO Total % of Total Real estate rental and leasing $270 $232 $502 16% Finance and insurance 309 14 323 10% Manufacturing 154 125 279 9% Retail trade 82 180 262 8% Other services (except public admin) 61 197 258 8% Wholesale trade 124 72 196 6% Health care and social assistance 52 128 180 6% Information 162 13 175 6% Professional, scientific and tech services 130 42 172 6% Accommodation and food services 54 114 168 5% Construction 93 67 160 5% Transportation and warehousing 75 60 135 4% Administrative and support and waste management and remediation services 68 14 82 3% Arts, entertainment and recreation 36 36 72 2% Other 119 76 195 6% Total $1,789 $1,370 $3,159 100% Land 20% Retail 1% Other 8% Construction 13% Land 4%

10 Nashville 55% Memphis 10% Knoxville 4% Huntsville 5% Birmingham 11% Chattanooga 2% Other 5% Communities 8% Class A 33% Class B 36% Class C 11% Under $2 Million 20% Office exposure • Office loans as of 2Q25 – • Represent 4% of total Loans HFI population • 99% of portfolio is pass rated and current • 23% of portfolio matures by year-end 2026 • 55% fixed rate & 45% floating rate • Continuous monitoring of office loans greater than $2 million shows minimal concerns • Projects generally characterized by 25-30% cash equity requirement, loan to value maximums of 70%-75% at origination, and requests for guarantors Geographic exposure Note: Data as of June 30, 2025. Data is only non-owner occupied CRE & C&D loans. Data excludes medical office buildings. Credit detail by class Class Outstanding Avg. Balance Wtd. Avg. LTV Wtd. Avg Occupancy Class A > $2 million $140.5 $10.8 48.8% 94.4% Class B > $2 million 151.6 6.1 63.0% 80.2% Class C > $2 million 48.8 5.4 61.4% 80.3% Total > $2 million 340.9 7.3 56.9% 86.1% Total < $2 million 87.1 0.6 N/A N/A Total Office $428.0 $2.1 N/A NA Exposure by class

11 Valuable deposit base Cost of deposits 20.9% 20.3% 18.9% 19.3% 19.2% 2.77% 2.83% 2.70% 2.54% 2.48% 0.00% 0.50% 1.00% 1.50% 2.00% 2.50% 3.00% 0.0% 5.0% 10.0% 15.0% 20.0% 25.0% 30.0% 35.0% 2Q24 3Q24 4Q24 1Q25 2Q25 Noninterest-bearing as % of total deposits Cost of total deposits (%) $4,675 $4,676 $4,853 $4,869 $4,772 $4,271 $4,887 $4,802 $4,696 $4,836 $1,522 $1,413 $1,555 $1,638 $1,795 $10,468 $10,976 $11,210 $11,203 $11,403 2Q24 3Q24 4Q24 1Q25 2Q25 Consumer Commercial Public Deposits by customer segment ($mm) • Strategic focus on growing relationships resulted in higher balances in non-interest bearing and money market accounts • Increase in public funds deposits driven by a notable short-term certificate of deposit • Improved cost of deposits due to deliberate runoff of higher cost non-relationship portfolios Highlights Noninterest -bearing checking 19% Interest- bearing checking 20% Money market 38% Savings 3% Time 20% 39% Checking accounts 2Q25 Deposit composition

12 1.67% 1.40% 1.21% 0.89% 2.85% 1.48% 1.62% 1.81% 4.04% 1.54% 0.87% 1.31% 0.89% 2.51% 1.76% 1.60% 1.82% 3.59% 1.51% 1.13% 1.20% 0.87% 2.14% 1.86% 1.82% 1.35% 3.10% Gross Loans HFI Commercial & Industrial Non-Owner Occ CRE Owner Occ CRE Construction Multifamily 1-4 Family Mortgage 1-4 Family HELOC Consumer & Other 2Q24 1Q25 2Q25 Allowance Modeling & Reserve Allocation ACL on loans HFI / Loans HFI by category • During the quarter, the Company migrated to a new Allowance for Credit Losses model • The change was accounted for as a change in accounting estimate • The new model includes – • Opportunity for more granular inputs & outputs • A discounted cash flow modelling approach • Enhanced reporting and review capabilities Key forecast inputs1 3Q25 4Q25 1Q26 2Q26 National Unemployment Rate 4.3 4.3 4.5 4.7 CRE Price Index 1.2 1.1 1.2 1.4 National Housing Price Index 1.4 1.3 1.0 0.65 Prime Rate 6.8 6.5 6.3 6.0 1 Source: Moody’s “June 2025 U.S. Macroeconomic Outlook Baseline Scenario”, with the exception of the National Housing Price Index which also incorporates components of the Mortgage Bankers Association Mortgage Finance Forecast, June 2025.

13 Asset Quality Metrics 0.63% 0.76% 0.69% 0.63% 0.76% 0.18% 0.23% 0.24% 0.21% 0.16% 0.81% 0.99% 0.93% 0.84% 0.92% 2Q24 3Q24 4Q24 1Q25 2Q25 Nonperforming Assets / Assets Other NPAs Optional GNMA repurchase • Net charge-off activity normalized during the quarter at an annualized rate of 0.02% • Net impact to provision expense from model change was ~$395 thousand • Provision expense up in the quarter driven by updated forecast assumptions and increased loan balances • Nonperforming asset levels increased, but migrating credits are well secured with negligible loss content $155 $156 $152 $151 $149 1.67% 1.65% 1.58% 1.54% 1.51% 2Q24 3Q24 4Q24 1Q25 2Q25 Allowance for Credit Losses & Coverage Ratio ($ millions) ACL ACL Coverage Ratio $2,224 $1,914 $7,084 $2,292 $5,337 0.02% 0.03% 0.47% 0.14% 0.02% 2Q24 3Q24 4Q24 1Q25 2Q25 Provision for Credit Losses & Net Charge Offs ($ thousands) Provision for Credit Losses NCO Ratio (ann.) 1 1 Includes other real estate owned and repossessed assets–see page 13 of the Second Quarter 2025 Financial Supplement. Highlights

Capital & Liquidity

FirstBank

Capital Position

	2Q24	1Q25	2Q25
Shareholder's Equity/Assets	12.0%	12.2%	12.1%
TCE/TA[1]	10.2%	10.5%	10.4%
Common Equity Tier 1[2]	12.7%	12.8%	12.3%
Tier 1 Risk-Based[2]	13.0%	13.1%	12.6%
Total Risk-Based[2]	15.1%	15.2%	14.7%
AOCI Adjusted Ratios:[1,2]			
Adj. Common Equity Tier 1			*11.9%*
Adjusted Total Risk-Based			*14.3%*

Simple Capital Structure



Subordinated Notes 6%
Tier 2 ACL 8%
Trust Preferred 2%
Common Equity Tier 1 Capital 84%

Total regulatory capital: $1,704

On-balance sheet liquidity ($mm)



On-balance sheet liquidity
On-balance sheet liquidity / tangible assets[1]
$1,414
$1,462
$1,644
$1,498
$1,713
11.5%
11.5%
12.7%
11.6%
13.1%
2Q24
3Q24
4Q24
1Q25
2Q25

Capital & Liquidity:

- Increased period end cash levels from the securities transaction at the end of 2Q25 & notable public funds deposit
- Executed ~$34 million in share buy backs in 2Q25
- Securities portfolio makes up 10% of total assets and does not include any HTM securities
- 2Q25 available sources of liquidity –
  - $1.7 billion on-balance sheet
  - $6.9 billion Total other sources[3]

[1] Non-GAAP financial measure; See "Use of non-GAAP Financial Measures" and Non-GAAP reconciliations herein. [2] 2Q25 calculation is preliminary and subject to change. [3] Includes capacity from internal policy and does not include loans held at the REIT that could be pledged for additional capacity.

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15 Mortgage results • Mortgage segment pre-tax pre-provision net revenue (PPNR) of $1.7 million and pre-tax net contribution of $(3.0) million • Increased revenue through strong loan sale and lock volumes during the quarter, coupled with improved margins • Segment profitability impacted by increased reserves on a portfolio of high loan-to-value (LTV) mortgage loans, as a result of the Company’s change in accounting estimate for the Allowance for Credit Losses 2.84% 2.84% 2.71% 2.51% 2.86% 2Q24 3Q24 4Q24 1Q25 2Q25 Interest rate lock commitment volume ($mm) Mortgage gain on sale margin $336 $314 $258 $329 $402 $49 $67 $58 $53 $55 $385 $381 $316 $382 $457 2Q24 3Q24 4Q24 1Q25 2Q25 Purchase Refinance Highlights Mortgage Banking Segment ($ thousands) 2Q24 1Q25 2Q25 Total Revenue $ 13,553 $ 14,254 $ 15,674 (Reversals of) provisions for loan losses (208) 103 4,755 Noninterest expense 12,915 12,640 13,931 Pre-tax net contribution (loss) after allocations 846 1,511 (3,012) Total Assets 587,619 646,352 617,408 Efficiency Ratio 95.3% 88.7% 88.9% Core Efficiency Ratio1 96.1% 87.9% 89.1% 1 Non-GAAP financial measure; See "Use of non-GAAP Financial Measures” and Non-GAAP reconciliations herein.

16 FBK & SSBK Combination Deal metrics Deal Assumptions Status Cost savings 25% in 2025 75% in 2026 100% thereafter Transaction Costs ~$38 million 2026 EPS accretion ~12% 2026 Efficiency ratio ~50% Tangible book value per share dilution ($) ($1.04) Tangible book value per share dilution (%) (3.4%) Close / Integration timeline 4Q25 Better than expected On track Merger update: • Deal closed on July 1, 2025  ~90 days from announcement to close • Close & integration ahead of schedule • Deal economics and assumptions remain solid • New team members onboarded & working as one organization • System conversion anticipated in 3Q25 Deal Announced March 31, 2025 Regulatory Approval June 12, 2025 Shareholder Approval June 26, 2025 Legal Close July 1, 2025 Anticipated Conversion Weekend 8/29 – 9/1 Merger timeline:

17 Appendix

18 GAAP reconciliations and use of non-GAAP financial measures Adjusted net income and diluted earnings per share

19 GAAP reconciliations and use of non-GAAP financial measures Adjusted net income and diluted earnings per share

20 GAAP reconciliations and use of non-GAAP financial measures Adjusted pre-tax pre-provision net revenue

21 GAAP reconciliations and use of non-GAAP financial measures Adjusted tangible net income

22 GAAP reconciliations and use of non-GAAP financial measures Adjusted pre-tax pre-provision net revenue

23 GAAP reconciliations and use of non-GAAP financial measures Adjusted tangible net income

24 GAAP reconciliations and use of non-GAAP financial measures Adjusted Common Equity Tier 1 and Total Risk-Based capital ratios

25 GAAP reconciliations and use of non-GAAP financial measures Core efficiency ratio (tax-equivalent basis)

26 GAAP reconciliations and use of non-GAAP financial measures Banking segment core efficiency ratio (tax-equivalent)

27 GAAP reconciliations and use of non-GAAP financial measures Mortgage segment core efficiency ratio (tax-equivalent)

28 GAAP reconciliations and use of non-GAAP financial measures Tangible assets, common equity and related measures

29 GAAP reconciliations and use of non-GAAP financial measures Tangible assets, common equity and related measures

30 GAAP reconciliations and use of non-GAAP financial measures Adjusted return on average tangible common equity and related measures

31 GAAP reconciliations and use of non-GAAP financial measures Adjusted return on average assets, common equity and related measures

32 GAAP reconciliations and use of non-GAAP financial measures Adjusted return on average tangible common equity and related measures

33 GAAP reconciliations and use of non-GAAP financial measures Adjusted return on average assets and equity